Exhibit 5.1

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

September 29, 2023

Clene Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Re:         Clene Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Clene Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), including a prospectus (the “Prospectus”). The Registration Statement relates to the offer and resale by a selling shareholder of the Company of up to 3,000,000 shares (the “Warrant Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), upon exercise of a warrant to purchase Common Stock (the “Warrant”).

Capitalized terms in this opinion letter that are not otherwise defined herein have the meanings ascribed to them in the Registration Statement. This opinion letter is being issued pursuant to the requirements of the Act.

In connection with the foregoing, we have examined certain records of the Company, certificates of public officials and officers of the Company, and such other documents as we have deemed relevant for purposes of the opinion expressed below.

With respect to various factual matters material to the opinion expressed below, we have relied upon certificates and information furnished by public officials and representatives of the Company. We have assumed without inquiry or other investigation: (i) the legal capacity of each natural person executing the agreements described herein; (ii) the full power and authority of each entity other than the Company to execute, deliver and perform such agreements and each document executed and delivered or to be executed and delivered in connection therewith; (iii) the due authorization, execution and delivery by each entity other than the Company of each such agreement and each document executed and delivered or to be executed and delivered by such entity; (iv) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in any of the documents; (v) the genuineness of each signature; (vi) the completeness of each document submitted to us; (vii) the authenticity of each document reviewed by us as an original; (viii) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (ix) that each certificate or copy of a public record furnished by public officials is accurate, complete and authentic; (x) the valid, legal, binding and enforceable nature of the obligations of all parties under the transaction documents other than the Company; and (xi) that each transaction complies with all tests of good faith, fairness and conscionability required by law.

Clene Inc.

September 29, 2023

We have also assumed that prior to the issuance of the Warrant Shares: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; and (ii) after the issuance of any Warrant Shares, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation (the “Certificate of Incorporation”).

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that when the Warrant Shares are issued and delivered upon exercise of the Warrant in accordance with the terms and conditions of the Warrant and following payment of the exercise price in accordance with the terms and conditions of the Warrant, the Warrant Shares will be duly authorized, validly issued, fully paid, and non-assessable.

Our opinion is limited to matters governed by the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. This opinion letter is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP